Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated 31 March 2008 relating to the financial statements and the effectiveness of internal control over financial reporting of the Rio Tinto Group, which appears in the Rio Tinto Group’s Annual Report on Form 20-F for the year ended 31 December 2007.

/s/ PricewaterhouseCoopers LLP	/s/ PricewaterhouseCoopers
PricewaterhouseCoopers LLP	PricewaterhouseCoopers
Chartered Accountants	Chartered Accountants
London, United Kingdom	Brisbane, Australia
12 December 2008	12 December 2008